As filed with the Securities and Exchange Commission on March 19, 2010

Registration No. 333-164909

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM S-1/A

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

R & A Productions, Inc.

(Name of small business issuer in its charter)

Nevada	7812	26-4574088
(State or other JURISDICTION OF INCORPORATION OR ORGANIZATION)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Code Number)

146A Redwood Avenue

Carlsbad, CA 92008

www.Productions-RA.com

619-869-9981

(Address and telephone number of registrant’s principal executive offices and principal place of business)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. x

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated Filer __

Accelerated Filer                  _

Non accelerated Filer   __

Smaller reporting Company X

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee (1)
Common Stock	2,932,764	$ 1.00	$2,932,764	$ 209.10

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED FEBRUARY 11, 2010

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. The selling shareholders may sell shares of our common stock at a fixed price of $ 1.00 per share until our common stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.   The fixed price of $1.00 has been determined as the selling price based upon the original purchase price paid by the selling shareholders of $0.35 plus an increase based on the fact the share will be liquid and registered.    There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

PRELIMINARY PROSPECTUS

R & A PRODUCTIONS, INC

2,932,764 Shares of Common Stock

Price per share: $1.00

Total cash proceeds to the Company $0.

Through this prospectus, we are registering for resale 2,932,764 shares of common stock.  The Company is authorized to issue 75,000,000 shares of common stock, par value .001 per share. At the twelve months ended September 30, 2009 there were 5,432,764 shares of common stock issued and outstanding.

On April 15, 2009 the Company entered into a contract with BW Acquisition, Inc. whereby it acquired the rights to its software business course for the par value of stock issued. Per the contract 406,764 shares of common stock were dividend to the shareholders of BW Acquisition, Inc. Also on April 15, 2009 500,000

shares of common stock were issued for a marketing distribution agreement. On April 23, 2009, 1,901,800 shares of common stock were issued as part of a contractual agreement for the non exclusive rights to the film “Trestles”. On August 11, 2009 4,200 shares were issued as gifted stock

In July of 2009 the Company initiated a Private Reg D 506 Offering for the sale of 735,000 shares of common stock at $.35 per share. To September 30, 2009 the Company sold 120,000 shares of its common stock.  These shares were sold directly by the Company and the Company has received total proceeds from the Private Placement of $44,450  net of certain selling costs and adjustments for currency exchange rates.

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.  There is no present public trading market for the Company's Common Stock and the price at which the Shares are being offered bears no relationship to conventional criteria such as book value or earnings per share.  The Company  has determined the offering price based, primarily, on its projected operating results. There can be no assurance that the offering price bears any relation to the current fair market value of the Common Stock.

There is no trading market for our common stock.

 The sales price to the public is fixed at $1.00 per share until such time as the shares of common stock become traded on the Over The Counter Bulletin Board operated by NASDAQ. or another exchange. We intend to contact an authorized OTCBB market maker for sponsorship of our securities on the OTCBB, upon effectiveness of this registration statement, however, there is no guarantee our common stock will be accepted for quotation on the OTC Bulletin Board. If our common stock becomes quoted on the Over the Counter Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale

The purchase of our shares involves substantial risk. See “risk factors” beginning on page 9 for a discussion of risks to consider before purchasing our common stock.

You should rely only on the information contained in this prospectus. We have not, and the Selling Stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL OUR SHARES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL OUR SHARES, AND IT IS NOT SOLICITING AN OFFER TO BUY OUR SHARES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED FEBRUARY 11, 2010

TABLE OF CONTENTS

PAGE
Prospectus Summary	5

Summary Financial Data	7
Risk Factors	8
Use of Proceeds	12
Determination of Offering Price	12
Dilution	12
Selling Security Holders	12
Plan of Distribution	14
Description of Securities to be Registered	15
Interests of Named Experts and Counsel	16
Description of Business	17
Special Note Regarding Forwarding Looking Statements	20
Directors, Executive Officers, Promoters And Control Persons	20
Legal Proceedings	22
Security Ownership of Certain Beneficial Owners and Management	22
Related Party Transactions	23
Disclosure Of Payment Of Services With Shares Of Common Stock	24
Disclosure Of Commission Position On Indemnification For Securities Act Liabilities	24
Report to Security Holders	24
Financial Statements	F1-F12
Management’s Discussion And Analysis Of Financial Condition And Results Of Operations	25
Signatures	32

PROSPECTUS SUMMARY

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

You should read the following summary together with the more detailed information about our company and the common stock being registered in this offering and our financial statements and the notes to those statements included elsewhere in this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account References in this prospectus to “we,” “our,” “us”, “R & A” and the “Company” refer to R & A PRODUCTIONS, INC.

Organizational History

R & A Productions, Inc was incorporated in the state of Nevada on March 13, 2009. We were formed to develop businesses, assets and opportunities, some acquired and contributed from third parties and our founding shareholders, in the motion picture production and distribution industry and some related fields. The Company believes it will be able to successfully compete in today’s entertainment industry marketplace by controlling production costs and by limiting its distribution expenses using, primarily, online marketing tools to promote its products and to further develop its digital strategies.

Introduction

The Company has only an, approximately, ten (10) month operating history. The Company’s primary, current business is the distribution of one (1) motion picture (which is currently in the post production stage of completion) and (1) film which is in the Production stage of completion. The Company, currently, only generates revenues from the sale of rights to its films. The Company plans on developing its own distribution network in the future; but as of now the company has no means for distribution. The Company is also developing new motion picture concepts and two online motion picture distribution business concepts (Concepts”).

Company Assets

The Company’s principal assets (“Assets”) consist of cash, title and rights to, one (1) partially completed motion picture, interest in a video production, certain future revenue streams from licenses of one (1) motion picture, and an inventory of Production and post production equipment All of the Company’s income to date has been generated from one (1) video production picture and the Company does not expect to generate any income from any other brands, until it has further capitalized and developed the Concepts. It is management’s opinion that the assets its has, including cash, motion pictures, contracts, future revenue streams, rights and certain business concepts will adequately capitalize the Company for the next twelve (12) months. The Company intends to develop, operate and capitalize the Assets, as well as to create new products for its distribution, to form an ongoing and diverse entertainment entity.

Company Cash Flow

The Company has cash assets derived from its distribution of its products and a private placement of its stock.  Assuming the Company does not generate any income from its new products it still will have sufficient cash to operate for the next twelve (12) months. For the, approximately, six month period from its inception through the period ending September 30, 2009 the Company had Gross Revenues of  $38,500. From its inception through the period ending December 31, 2009 the Company’s primary business activity was to acquire, transfer and manage the Assets from its founding shareholders and others, complete a private placement of some of its common shares, establish its web site, progress production on two (2) partially completed motion pictures, one of which has now been completed and one of which is in the final stages of post production, and manage the continuing distribution of an acquired Video production and one of its motion pictures through existing license agreements and conduct an audit and assist legal counsel and others in the preparation and drafting of this Registration Statement.

Future Assets and Growth

We will continue to generate limited future income from our Assets, however, we cannot provide absolute assurances or estimates of these revenues. The Company had Net Income in its initial, short fiscal period, however, the Company anticipates it may operate at a deficit for its next fiscal years and may expend most of its available capital. The Company’s cash on hand is, primarily, budgeted to cover the anticipated costs to complete, deliver and market a new and one partially completed feature length documentary films owned by the Company, to develop, produce and market the new motion pictures and for various administrative costs associated with developing and operating the businesses going forward including costs for legal, accounting and Transfer Agent services. We believe that the Company will have sufficient capital to operate its businesses over the next twelve (12) months. There can be no assurances, however, that actual expenses incurred will not materially exceed our estimates or that cash flows from our existing Assets will be adequate to maintain our businesses. The Company cannot, at this time, accurately estimate its future monthly “burn rate” of its capital.

The world wide motion picture business is an extremely competitive industry dominated by several very large, fully integrated media conglomerates. The World Wide Web is having a significant impact on this industry, as it has had on the music business, and the Company’s management plans on attempting to develop strategies and opportunities that will allow us to compete in this environment. Thousands of feature length motion pictures are produced annually and only a few hundred of these ever receive any kind of theatrical release and it is ever more expensive to market these films. In addition the world wide DVD market, which has, primarily, fueled the demand for independent feature motion pictures in the past, has, substantially slowed and new distribution channels such as “Video on Demand” are only now just becoming viable as revenue sources for independent films. The Company is building its business model cognizant of these market realities and management will be attempting to use and capitalize upon emerging technologies to deliver and market its products.

Our business model is predicated on the assumption that we can continue to generate multiple revenue streams from various world wide media sources from our existing Assets and from products we intend to develop, produce and distribute over the next fiscal year and that we can, successfully, manage our costs by capitalizing on new and emerging digital technologies, business developments and our management. Although the Company generated Net Income, in its initial, approximate, ten (10) months of operation it anticipates it may lose money in its first, full year of operation and it shall require raising additional capital to develop its Concepts. The Company may plan on filing for a Secondary offering of its stock in 2010 to raise capital for its projects and Concepts which will result in further dilution to shareholders.

The Company’s primary manager, its CEO Mr. Medina, has no experience and expertise in the independent motion picture business and related industries and has no experience operating a public company. Our Director, Larry Wilcox, has 20 years of experience in the TV and Film industries and also has experience operating a public company. However Mr. Wilcox will only be available for limited consultation as the majority of his time will be focused on the Public Company which he operates, UC Hub Group, Inc. Until such time as the Company is more established and capitalized, we will not be able to employ any personnel on a full time basis.

FOUNDING SHAREHOLDERS

The following individuals and entities are considered founding shareholders of our Company.

Class	Name	Shares	Percentage
Common	Hector Medina (1)	2,500,000	79.2%

(1)	Mr. Hector Medina, our sole officer and a director, is the operating manger of R & A Productions,

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $1.00 was determined by the price shares were sold to our shareholders in a private placement memorandum plus an increase based on the fact the shares will be liquid and registered. $1.00 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board or another Exchange, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis and Results of Operations” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception March 13, 2009 through September 30, 2009 are derived from our audited financial statements.

For the Period from Inception March 13, 2009 through September 30, 2009 (Audited)
STATEMENT OF OPERATIONS
Revenues	$38,500
Operating Expenses	24,671

Net Income	11,755

Weighted average number of common shares outstanding for the period	5,189,427

Net Income Per Share	.002

For the Period from Inception March 13, 2009 through September 30, 2009 (Audited)
BALANCE SHEET DATA
Cash	$8,100
Total Assets	69,592
Total Liabilities	8,074
Stockholder’s Equity	61,518

¹ Derived from audited financial statements

ABOUT THIS OFFERING

Securities Being Offered	Up to 2,932,764 shares of common stock in R & A Productions, Inc.

Initial Offering Price

The selling shareholders may sell shares of our common stock at a fixed price of $ 1.00 per share until our common stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

Terms of the Offering	The selling shareholders will determine the terms relative to the sale of the common stock offered in this Prospectus.

Termination of the Offering

The offering will conclude when all of the 2,932,764 shares of common stock have been sold or at a time when the Company, in its sole discretion, decides to terminate the registration of the shares. The Company may decide to terminate the registration if it is no longer necessary due to the operation of the resale provisions of Rule 144 promulgated under the Securities Act of 1933. We may also terminate the offering for no given reason whatsoever.

Risk Factors	The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors.”

Common Stock Issued Before Offering	5,432,764 shares of our common stock are issued and outstanding as of the date of this prospectus.

Common Stock Issued After Offering	5,432,764 shares of common stock.
Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Description of Selling Stockholders

Through this prospectus, we are registering for resale 2,932,764 shares of common stock.  The Company is authorized to issue 75,000,000 shares of common stock, par value .001 per share. At the twelve months ended September 30, 2009 there were 5,432,764 shares of common stock issued and outstanding.

On April 15, 2009 the Company entered into a contract with BW Acquisition, Inc. whereby it acquired the rights to its software business course for the par value of stock issued. Per the contract 406,764 shares of common stock were dividend to the shareholders of BW Acquisition, Inc. Also on April 15, 2009 500,000 shares of common stock were issued for a marketing distribution agreement. On April 23, 2009, 1,901,800 shares of common stock were issued as part of a contractual agreement for the non exclusive rights to the film “Trestles”. On August 11, 2009 4,200 shares were issued as gifted stock

In July of 2009 the Company initiated a Private Reg D 506 Offering for the sale of 735,000 shares of common stock at $.35 per share. To September 30, 2009 the Company sold 120,000 shares of its common stock.

The names and share amounts of the selling stockholders are set forth under “Selling Stockholders and Plan of Distribution” in this prospectus.  None of the selling stockholders are officers, directors or 10% or greater stockholders of our company nor are any affiliated or associated with any broker-dealers.

RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE POSSIBILITY THAT YOUR ENTIRE INVESTMENT MAY BE LOST. AS SUCH, YOU ARE ENCOURAGED TO EVALUATE THE FOLLOWING RISK FACTORS AND ALL OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE PURCHASING OUR COMMON STOCK. OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. ANY OF THE FOLLOWING RISKS COULD ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS, AND COULD RESULT IN COMPLETE LOSS OF YOUR INVESTMENT.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Nevada on March 13, of 2009. We have limited financial resources and only limited revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to fully meet our expenses and totally support our anticipated activities.

 All of our capital and assets have been provided by or acquired from our principal shareholders and third parties and through a Private Placement of the shares being Registered. We estimate that we will have sufficient capital to operate for the next twelve (12) and sufficient capital to complete the unfinished motion picture we have acquired. We cannot assure you, however, that we will be able to sustain the business for the long term nor that we may not need to obtain additional capital in the future. We can also not assure you that we will be able to obtain any required financing on a timely basis, or if obtainable, that the terms will not materially dilute the equity of our current stockholders. If we are unable to obtain financing on a timely basis, we may have to significantly or entirely curtail our business objectives, which could result in our having to discontinue some of our operations and plans.

WE DEPEND HIGHLY ON OUR CURRENT PRESIDENT WHO HAS LIMITED EXPERIENCE IN RUNNING A PUBLIC COMPANY AND NO FORMAL EMPLOYMENT AGREEMENT.

We depend highly on Hector Medina, our President, Treasurer, and Director, who may be difficult to replace. Hector Medina who is also the Chief Executive Officer of R & A Productions, at this point, only devotes approximately 40% of his time per week to our business, has only several years of industry experience and has not previously headed a public Company. Our plan of operations is dependent upon the continuing support and business expertise of Mr.  Medina.

WE DEPEND HIGHLY ON OUR DIRECTOR, LARRY WILCOX, WHO HAS LIMITED EXPERIENCE IN RUNNING A PUBLIC COMPANY AND NO FORMAL EMPLOYMENT AGREEMENT.

We depend highly on Larry Wilcox as a Director who may be difficult to replace. Mr. Wilcox is also a Director and CEO of UC Hub Group, Inc. where he devotes the majority of his time. Mr. Wilcox has years of experience in the film and entertainment industry and experience operating a public company, UC Hub Group, Inc., but may be able to devote little time as a Director of the Company.

 LOSS OF OUR CEO COULD ADVERSLY AFFECT OUR BUSINESS

Loss of Mr.  Medina could slow the growth of our business, or it may cease to operate at all, which may result in the total loss of investor’s investments. Mr.  Medina is not, presently, receiving a salary from the Company and it is unknown, at this time, if or when the Company may be able to compensate Mr.  Medina for his management services. The company does not anticipate Mr.  Medina receiving a salary in the foreseeable future.

OUR MANAGEMENT HAS LIMITED EXPERIENCE IN RUNNING A PUBLIC COMPANY

Mr.  Medina, has no experience in running a public company. He is vaguely familiar with the reporting requirements of the Securities and Exchange Commission. Mr. Medina will rely on the expertise of outside counsel and consultants to insure proper filing and the meeting of deadlines.

THERE ARE INCREASED COSTS AND REGULATIONS ASSOCIATED WITH OPERATING A PUBLIC COMPANY AND WITH ONLY ONE OFFICER AND DIRECTOR WE WILL HAVE LIMITED INTERNAL ACCOUNTING CONTROLS.

There are a number of expenses and costs associated with operating a public Company including filing expenses, transfer agent, stock issuance and maintenance costs, accounting, legal and auditing expenses that will materially increase the Company’s operating expenses and make it more difficult for the Company’s businesses to produce operating profits. Our CEO has no prior experience managing a public company. With only one officer and director there will be no internal oversight to the Company’s financial reporting, initially, except from the Company’s outside auditors.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

SINCE A SINGLE STOCKHOLDER, UPON COMPLETION OF THE OFFERING WILL BENEFICIALLY OWN THE SIGNIFICANT MAJORITY OF OUR OUTSTANDING COMMON SHARES, THAT SINGLE STOCKHOLDER WILL RETAIN THE ABILITY TO POTENTIALLY CONTROL OUR MANAGEMENT AND THE OUTCOME OF CORPORATE ACTIONS REQUIRING STOCKHOLDER APPROVAL NOTWITHSTANDING THE OVERALL OPPOSITION OF OUR OTHER STOCKHOLDERS. THIS CONCENTRATION OF OWNERSHIP COULD DISCOURAGE OR PREVENT A POTENTIAL TAKEOVER OF OUR COMPANY THAT MIGHT NEGATIVELY IMPACT THE VALUE OF YOUR COMMON SHARES.

Hector Medina owns approximately 46% of our outstanding common shares and will continue to do so after the filing of this Registration Statement. As a consequence of his stock ownership position, Mr. Medina will retain the ability to elect a majority of our board of directors, and thereby control our management. Hector Medina also has the ability to control the outcome of corporate actions requiring stockholder approval, including mergers and other changes of corporate control, any private transactions, and other extraordinary transactions. The concentration of ownership by Hector Medina could discourage investments in our company, or prevent a potential takeover of our company which will have a negative impact on the value of our securities.

BECAUSE OF COMPETITIVE PRESSURES FROM COMPETITORS WITH MORE RESOURCES, R & A PRODUCTIONS MAY FAIL TO IMPLEMENT ITS BUSINESS MODEL PROFITABLY.

The independent motion picture business is highly fragmented and extremely competitive. The market for customers is intensely competitive and such competition is expected to continue to increase (see “Competition”). We believe that our ability to compete depends upon many factors within and beyond our control, including the timing and market acceptance of new solutions and enhancements to existing businesses developed by us, our competitors, and their advisors.

WE ARE DEPENDENT ON THE POPULARITY OF OUR FILM PRODUCTS.

Our ability to generate revenue and be successful in implementing our business plan is dependent on our ability to develop, produce, acquire and distribute entertainment products that are popular with audiences and sold via distribution channels that are efficient and cost effective.

WE MAY BE UNABLE TO COMPETE WITH LARGER OR MORE ESTABLISHED FILM COMPANIES.

We face a large and growing number of competitors in the film and entertainment industry. Many of these competitors have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition, and more established relationships in the industry than does the Company. As a result, certain of these competitors may be in better positions to compete with us for product and audiences. We cannot be sure that we will be able to compete successfully with existing or new competitors.

WE MAY REQUIRE ADDITIONAL FINANCING IN ORDER TO IMPLEMENT OUR BUSINESS PLAN. IN THE EVENT WE ARE UNABLE TO ACQUIRE ADDITIONAL FINANCING, WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN RESULTING IN A LOSS OF REVENUES AND ULTIMATELY THE LOSS OF ANY SHAREHOLDER’S INVESTMENT.

Due to our limited operating history, we will have to use all our existing resources to complete and market our motion picture products and develop our distribution channels.

Following this offering we may need to raise additional funds to expand our operations. We may raise additional funds through private placements, registered offerings, debt financing or other sources to maintain and expand our operations, although at this time there is no plan in effect to do so. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders will lose part or all of their investment.

OUR PRODUCTS OR PROCESSES COULD GIVE RISE TO CLAIMS THAT OUR PRODUCTS INFRINGE ON THE RIGHTS OF OTHERS.

We are potentially subject to claims and litigation from third parties claiming that our products or processes infringe their patent or other proprietary rights. If any such actions are successful, in addition to any potential liability for damages, we could be required to obtain a license in order to continue to manufacture, use or sell the affected product or process. Litigation, which could result in substantial costs to us, may also be necessary to enforce our proprietary rights and/or to determine the scope and validity of the proprietary rights of others. Any intellectual property litigation would be costly and could divert the efforts and attention of our management and technical personnel, which could have a material adverse effect on our business, financial condition and results of operations. We cannot assure you that infringement claims will not be asserted in the future or that such assertions, if proven to be true, will not prevent us from selling our products or materially and adversely affect our business, financial condition and results of operations. If any such claims are asserted against us, we may seek to enter into a royalty or licensing arrangement. We cannot assure you that a license will be available on commercially reasonable terms, or at all.

WE MAY BE SUBJECT TO CLAIMS OF TRADEMARK INFRINGEMENT, WHICH MAY HARM OUR BUSINESS.

The Company currently has not filed any trademarks or copyrights for its films. However we intend to file in the near future. We may be subject to legal proceedings alleging claims of trademark infringement in the future. If we must rebrand, it may result in significant marketing expenses and additional management time and resources, which may adversely affect our business.

Additionally, we cannot guarantee that our trademarks will be completely protected. This could cause harm to our brand and ultimately, to us. We could also spend additional time and resources fighting other entities that might infringe upon our trademarks.

WE MAY BE UNABLE TO SCALE OUR OPERATIONS SUCCESSFULLY.

Our plan is to grow rapidly. Our growth will place significant demands on our management and technology development, as well as our financial, administrative and other resources. We cannot guarantee that any of the systems, procedures and controls we put in place will be adequate to support the commercialization of our operations. Our operating results will depend substantially on the ability of our officers and key employees to manage changing business conditions and to implement and improve our financial, administrative and other resources. If we are unable to respond to and manage changing business conditions, or the scale of our products, services and operations, then the quality of our services, our ability to retain key personnel and our business could be harmed.

MR.  MEDINA HAS NO EXPERIENCE IN ALL OF THE ENTERTAINMENT BUSINESSES WE ARE ENTERING AND HE WILL BE RELIANT ON CONSULTANTS AND OTHERS WHO HAVE GREATER MANAGEMENT EXPERIENCE. THE LACK OF EXPERIENCE IN ALL OF THE BUSINESSES WE ARE ENTERING COULD IMPACT OUR RETURN ON INVESTMENT, IF ANY.

As a result of our reliance on Mr.  Medina and his lack of experience in developing comparable film businesses, our investors are at risk in losing their entire investment. Mr.  Medina intends to hire personnel in the future who will have the experience required to manage our company, when the Company is sufficiently capitalized. Until such management is in place, we are reliant upon Mr. Medina to make the appropriate management decisions.

AS THERE IS NO PUBLIC MARKET FOR OUR COMMON SHARES, THEY ARE AN ILLIQUID INVESTMENT AND INVESTORS MAY NOT BE ABLE TO SELL THEIR SHARES.

No market currently exists for our securities and we cannot assure you that such a market will ever develop, or if developed, will be sustained.

Our common stock is not currently eligible for trading on any stock exchange and there can be no assurance that our common stock will be listed on any stock exchange in the future. We intend to apply for listing on the NASD OTC Bulletin Board trading system pursuant to Rule 15c2-11 of the Securities Exchange Act of 1934, but there can be no assurance we will obtain such a listing. The bulletin board tends to be highly illiquid, in part because there is no national quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of broker-dealers that make a market in particular stocks. There is a greater chance of market volatility for securities that trade on the bulletin board as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including: the lack of readily available price quotations; the absence of consistent administrative supervision of “bid” and “ask” quotations; lower trading volume; and general market conditions. If no market for our shares materializes, you may not be able to sell your shares or may have to sell your shares at a significantly lower price.

IF OUR SHARES OF COMMON STOCK ARE ACTIVELY TRADED ON A PUBLIC MARKET, THEY WILL IN ALL LIKELIHOOD BE PENNY STOCKS.

The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. SEC regulations generally define a penny stock to be an equity security that has a market or exercise price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has net tangible assets of at least $100,000, if that issuer has been in continuous operation for three years. Unless an exception is available, the regulations require delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, details of the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations and broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to effecting the transaction and must be given in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for securities that become subject to the penny stock rules. Since our securities are highly likely to be subject to the penny stock rules, should a public market ever develop, any market for our shares of common stock may not be liquid.

BECAUSE OUR SECURITIES MAY BE SUBJECT TO PENNY STOCK RULES, YOU MAY HAVE DIFFICULTY RESELLING YOUR SHARES.

Since our stock may be subject to penny stock rules, you may have difficulty reselling your shares. Penny stocks are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company’s securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer may be required to make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder’s ability to dispose of his stock.

THIS REGISRTATION STATEMENT CONTAINS FORWARD LOOKING STATEMENTS WHICH ARE SPECULATIVE IN NATURE.

This registration statement contains forward-looking statements. These statements relate to future events or our future financial performance. Forward looking statements are speculative and uncertain and not based on historical facts. Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including those discussed under “Business Description” and “Corporate Background” Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, future results, levels of activity, performance, or achievements cannot be guaranteed. The reader is advised to consult any further disclosures made on related subjects in our future SEC filings.

WE HAVE NOT PAID, AND DO NOT INTEND TO PAY, CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

We have not paid any cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Dividend payments in the future may also be limited by other loan agreements or covenants contained in other securities that we may issue. Any future determination to pay cash dividends will be at the discretion of our board of directors and depend on our financial condition, results of operations, capital and legal requirements and such other factors as our board of directors deems relevant.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our private placement dated  July 15, 2009 pursuant to an exemption under Rule 144 of the Securities Act of 1933.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) after the SEC declares this prospectus effective. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

SELLING SECURITY HOLDERS

The shares being offered for resale by the selling stockholders consist of the 2,932,764 shares of our common stock held by 54 shareholders of our common stock, 120,000 shares of which sold in our Private offering through September 30, 2009.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of September 30, 2009 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of Selling Stockholder	Shares of Common Stock Owned Prior to Offering	Shares of Common Stock to be Sold	Shares of Common Stock Owned After Offering

Mercer Group	500000	500000	0
Wayne Berian	400000	400000	0
Hannah Grabowski	400000	400000	0
Brianna Stoecklein	400000	400000	0
Lannelle Cannon	400000	400000	0
Matthew Mason	301800	301800	0
Troy Aguayo	150	150	0
Iwona J. Alami	3752	3752	0
David E. Brill	900	900	0
Brian W. Brittain	150	150	0
Chris Michael Cloherty	150	150	0
Donald L. Daly III	150	150	0
Richard E. Foringer	900	900	0
Jim France	750	750	0
Kevin L. Gillespie	150	150	0
Jehu Hand	150	150	0
Lisa Martin Hart	3150	3150	0
Steve M. Haxton	150	150	0
Patricia Morrison Heller	150	150	0
Harry Jandt	150	150	0
Thomas Jandt	150	150	0
Gerry Martin	150	150	0
Bill Martin, Phd	300	300	0
Jan McCarthy	150	150	0
Sandra Newman	150	150	0
Fran Newman	225	225	0
Aimee K Pipkin	150	150	0
Rick Van Eyke	72	72	0
Steven H. Wachsler	150	150	0
H.R. Waschler, Jr	150	150	0
David Funderburk	50000	50000	0
Joseph Sortino	60000	60000	0
Lisa Padilla	60000	60000	0
Charity Schwartz	50000	50000	0
S. Padilla	30000	30000	0
Hannah Grabowski	80000	80000	0
Lannelle Piro	40000	40000	0
Annette Mason	24315	24315	0
Palumbos, Kevin	5000	5000	0
Lane, Thomas	3000	3000	0
Spexarth, James	20000	20000	0
Howard E. Eriksen Family Trust	5000	5000	0
Ludwig, Carl	10000	10000	0

Matthews, Todd	10000	10000	0
Baum, Kurt	10000	10000	0
Cabb Enterprises	20000	20000	0
Huff Family Revocable Trust	20000	20000	0
Adamson, Leon	8000	8000	0
Chelsie T. Huff	500	500	0
Alexis I. Huff	500	500	0
Brittany A. Huff	500	500	0
Brenda S. Huff	500	500	0
Nicholas A. Mercer	700	700	0
Amelia F. Mercer	500	500	0
Nelson, Thomas	10000	10000	0

To our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or

-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates

-	are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $1.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over the Counter Bulletin Board (OTCBB) when this Registration Statement is declared effective by the SEC. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by a selling security holder must be made at the fixed price of $1.00 until a market develops for the stock.

The Selling Stockholder and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act  of 1933, as amended (the "Securities Act"), in which event profits, discounts or commissions received by such persons may be deemed to be underwriting commissions under the Securities Act.

All expenses of the registration of securities covered by this Prospectus are to be borne by the Company, except that the Selling Stockholder will pay any applicable underwriters' commissions, fees, discounts or concessions or any other compensation due any underwriter, broker or dealer and expenses or transfer taxes.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales,

•	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,

•	through direct sales to purchasers or sales effected through agents,

•	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or

•	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales are permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $11,320.

DESCRIPTION OF SECURITIES TO BE REGISTERED.

General

Our authorized capital stock consists of  75,000,000 Shares of common stock, $0.001 par value per Share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

We are authorized to issue 75,000,000 shares of common stock, $0.001 par value per share. Currently we have 5,432,764 common shares issued and outstanding.  We do not have any holding period requirements for our common stock.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities. All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Dividends

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board, maintained by the NASD, upon the effectiveness of the registration statement of which this prospectus forms a part.

          There are several requirements for listing our shares on the NASDAQ bulletin board, including:

          * we must make filings pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934;

          * we must remain current in our filings;

          * we must find a member of FINRA to file a form 211 on our behalf. The information contained within form 211 includes comprehensive data about our company and our shares. Form 211 and our prospectus are filed with the NASD so that they can determine if there is sufficient publicly available information about us and whether our shares should be listed for trading.

We can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

No Broker Is Being Utilized In This Offering

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, the NASD’S corporate finance department must issue a “no objection” position on the terms of the underwriting compensation before the broker-dealer may participate in the offering.

No Escrow of Proceeds

There will be no escrow of any of the proceeds of this offering since the Company has already received all proceeds from its Private Placement. Accordingly, we already have use of all funds we have raised. These funds shall be non-refundable to subscribers except as may be required by applicable law.

Penny Stock Reform Act of 1990

The Securities Enforcement and Penny Stock Reform Act of 1990 require additional disclosure for trades in any stock defined as a penny stock. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to exceptions. Under this rule, broker/dealers who recommend these securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to a transaction before sale. Our shares will probably be subject to the Penny Stock Reform Act, thus potentially decreasing the ability to easily transfer our shares.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Larry O’Donnell, CPA, P.C., to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Brian R. Reiss, Attorney at Law, has rendered an opinion as to the validity of shares being registered and the corporate documents of the Company.

DESCRIPTION OF BUSINESS

Overview

Our objective is to establish the Company as a marketing, distribution and production company operating in the independent motion picture field. The Company was incorporated in the State of Nevada on March 13 of 2009 and has been capitalized by the Assets contributed by and acquired from its principal shareholders and others and we, presently, operate out of offices at 146A Redwood Avenue Carlsbad, CA 92008 provided by our majority shareholder. This office is not a permanent office and is not owned by the Company. Currently the Company does not pay or  reimburse for the use of the office space. R & A PRODUCTIONS, INC. currently operates as a producer, financier and distributor of motion pictures and is developing three related businesses concepts.

The Company intends to use multiple operational approaches as its business model.

*

Acquisition of film rights

*

Production of Film

*

Marketing and Distribution of its own films as well as other films.

Acquisition of Film rights:

Currently the Company has acquired a documentary film which has been in the production stage for three years, “T.I.E.S., This is El Salvador”. The Company intends to fund the completion of  the production of the  film as well as post production and distribution..

The Company has also acquired the rights to a script, entitled  “La Jolla”, which is in the process of being completed.

The Company is actively looking at additional potential film acquisitions.

Production

The Company acquired film and editing equipment for the production and post production phases of film. Currently it is funding the completion of  T.I.E.S., This is El Salvador. Anticipated completion date for the film is in the last quarter of 2010.

Marketing and Distribution

To date the Company’s revenues have come from the sale of an equity position in the distribution side of the Company.

For independent films with low budgets for marketing and distribution it is necessary in the company’s opinion to take advantage of all means of exposure that are currently available.

The Company intends to release its films first to National and International Film Festivals for exposure while at the same time using all the latest technological options available such as:

*

Twitter

*

Facebook

*

YouTube

*

Web site

*

My Space

Subsequently its extreme sports films will be released to Fuel TV and various theatres that expose new films of that genre; however there is no agreement in place with any entity at this time.

The Company will attempt to market its documentary films to such Television entities as HBO, Showtime, Sundance, Discovery Channel and PBS.

DVD Distribution will be through the Company’s website, multiple retail outlets and retail entities such as Netflix and Blockbuster, however at this time we have no agreements in place for any Distribution.

Industry Overview

The worldwide motion picture industry is dominated by a handful of very large, fully integrated conglomerates that are focused, primarily, on capturing market share via the wide, international release of mega budgeted, branded films and sequels, Digital 3-D animation pictures and other, proven motion picture entertainment projects ( “tent pole  projects”) with their smaller (“specialty”) divisions taking responsibility for releasing, on a more limited basis, the less costly and smaller talent driven , (“execution dependent”) projects, which continues to divide the industry revenue “pie” into fewer and fewer pieces.

In recent years there has been a huge infusion of new, outside capital into the studio motion picture business, primarily allocated to the larger distributors, that has resulted in a glut of new productions and increased competition for audiences across all revenue streams. This fact, along with the greater consumer access to evolving digital technology, to both create and consume entertainment content, and the ever expanding distribution capacity of the World Wide Web presents challenges to content suppliers and distributors that now threatens many, current entertainment business models.

R & A is cognizant of the intense competition and the industry trends and Management has attempted to devise its business strategy to exist and survive within the realities of this new marketplace.

Competition

There is significant competition in the world wide motion picture business. It is an industry that generates many billions of dollars in annual revenues from many exploitation and media sources such as theaters, home entertainment (DVD), television and now, ever increasing, online and digital channels.

It takes substantial sums of capital to compete in the entertainment business. Costs to produce and market general market, theatrical motion pictures is prohibitive to all but the most deep pocketed entities and individuals and there is no certain or consistent basis to, accurately, forecast success. All investments in the motion picture industry, even for the most sophisticated investors, are extremely risky and for every independent success story there are a thousand disappointments.

Although the Company does not intend to directly compete against the major film companies, and it will not attempt to finance any projects beyond the limited scope of its business plans and on emerging distribution opportunities, it still will have formidable competition from a wide range of smaller, independent financing, production and distribution entities, more established and, in some instances, better capitalized than the Company, which are attempting to produce and market motion picture product.

There currently exist hundreds of legitimate, viable independent movie companies, around the world, that will have the resources to compete with our Company for product, distribution capacity, financing and market share. The Company believes in its strategies and business concepts, however, there is competition for all audiences and the attention of all media consumers and there is no certainty that the Company will be able to compete, successfully, in this environment.

Regulation

Our businesses are regulated by governmental authorities in the jurisdictions in which we operate. Because of our international operations, we must comply with diverse and evolving regulations. Regulation relates to, among other things, management, licensing, foreign investment, use of confidential customer information and content. Our failure to comply with all applicable laws and regulations could result in, among other things, regulatory actions or legal proceedings against us, the imposition of fines, penalties or judgments against us or significant limitations on our activities. In addition, the regulatory environment in which we operate is subject to change. New or revised requirements imposed by governmental authorities could have adverse effects on us, including increased costs of compliance. Changes in the regulation of our operations or changes in interpretations of existing regulations by courts or regulators or our inability to comply with current or future regulations could adversely affect us by reducing our revenues, increasing our operating expenses and exposing us to significant liabilities. Our business involves risks of liability associated with entertainment content, which could adversely affect our business, financial condition or results of operations. As a developer and distributor of media content, we may face potential liability for any of:

defamation;·
invasion of privacy;·
copyright infringement;·
actions for royalties and accountings;·
trademark misappropriation;·
trade secret misappropriation;·
breach of contract;·
negligence; and/or·
other claims based on the nature and content of the materials distributed.

These types of claims have been brought, sometimes successfully, against broadcasters, publishers, merchandisers, online services and other developers and distributors of entertainment content. We could also be exposed to liability in connection with material available through our Internet sites. Any imposition of liability that is not covered by the limited liability insurance that we carry on our motion picture productions could have a material adverse effect on us.

Intellectual Property & Proprietary Rights

We regard substantial elements of our businesses and website as proprietary and we shall attempt to protect them by relying on copyright, trademark, service mark and trade secret laws, restrictions on disclosure and transferring title and other methods. To date we have no copyrights or trademarks that have been applied for.

Employees

We are a new, developing company and currently have only one part-time employee who does not have an employment contract and does not receive a salary: Hector Medina, who is also our sole officer and a director. We also have a director, Larry Wilcox. We look to Mr.  Medina and Mr. Wilcox for their entrepreneurial skills and talents. It is Mr.  Medina who provided us our business plan. For a discussion of Mr.  Medina’s and Mr. Wilcox’s experience, please see “Director, Executive Officers, Promoters and Control Persons.” Initially Mr.  Medina will coordinate all of our business operations. We plan to use consultants, attorneys, accountants, and technology personnel, as necessary and do not plan to engage any additional full-time employees until business conditions indicate it an appropriate time to do so. We believe the use of non-salaried personnel will, initially, help us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees. We may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees and other such employees as may be required and necessary to operate our businesses and as may be determined by management. A portion of any employee compensation likely would include the right to acquire our stock, which would dilute the ownership interest of holders of existing shares of our common stock.

Reports

As an issuer whose securities will be registered under section 12(g) of the Exchange Act, we will be required to file periodic reports with the SEC. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 or 1- 202-942-8090. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

Bankruptcy or Receivership or Similar Proceedings

NONE

Legal Proceedings

Neither the Company nor any of its officers, directors or beneficial shareholders (greater than 10%) are involved in any litigation or legal proceedings involving the business of the Company.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under the “Prospectus Summary,” “Risk Factors,” “Management Discussion and Analysis”, “Business Description” and elsewhere in this prospectus constitute forward-looking statements. The “safe harbor” for forward-looking statements does not apply to this offering since it is an initial public offering of our securities. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “intend”, “expects,” “plan,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of such terms or other comparable terminology.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

The following table and subsequent discussion contains the complete and accurate information concerning our directors and executive officers, their ages, term served and all of our officers and their positions, who will serve in the same capacity with us upon completion of the offering.

Name	Age	Term Served	Title / Position(s)
Hector Medina	36	Since inception(March 13, 2009)	President/CEO, Secretary, Treasurer and Director

Larry Wilcox	62	3 Months	Director

 There are no other persons nominated or chosen to become directors or executive officers nor do we have any employees other than above.

Hector Medina, is the founder and  Director of R & A. Mr.  Medina has been the president and chief executive since its inception. Hector Medina also currently serves as the CEO for Medina Financial Services, Inc. He has a degree in Bachelor of Business Administration with a minor in Finance from the National University.

 Larry Wilcox, Director,  has experience in creating and developing new business ventures in the entertainment, media and the telecom and computer technology markets. In addition to being a Director of the Company, Mr. Wilcox founded U C Hub Group in February 1999 and has been its chief executive officer and chairman of the board of directors since inception. Prior to this time frame, Mr. Wilcox had a 20 year successful international career in the television entertainment industry. His most notable presence was in the TV episodes CHIPS. Mr. Wilcox continues to maintain key relationships in the film industry.

 Our directors will hold office until the next annual meeting of shareholders and the election and qualification of their successors. Directors receive no compensation for serving on the board of directors other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board of directors and serve at the discretion of the board.

No officer, director, or persons nominated for such positions and no promoters or significant employee of R & A has been involved in legal proceedings that would be material to an evaluation of officers and directors.

Executive Compensation

        Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Hector Medina, CEO, and Chairman of the Board of Directors	2009	$0	0	2,500,000 Shares @ .001 per share	0	0	0	0	$2,500.00

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through September 30, 2010.

Compensation of Officers and Directors

We did not pay any salaries in 2009. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no stock option plans, retirement, pension, or profit sharing plans for the benefit of our officer and director.

Employment Agreements

We currently do not have any employment agreements in place with our officers or significant employees.

Indemnification of Directors and Officers

Except as permitted by the Nevada Revised Statutes, the Company’s Articles of Incorporation do not provide for any additional or different indemnification procedures. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Company regarding which indemnification is sought, nor is the Company aware of any threatened litigation that may result in claims of indemnification. The Company has not obtained director’s and officer’s liability insurance, although the board of directors of the Company may determine to investigate and, possibly, acquire such insurance in the future.

Employment Agreements

We have not entered into any employment agreements with any of our employees, and employment arrangements are all subject at the discretion of our sole director, Hector Medina.

Conflict of Interest - Management’s Fiduciary Duties

Our directors and officer or may become, in their individual capacity, officers, directors, controlling shareholders and/or partners of other entities engaged in a variety of businesses.

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth, as of September 30, 2009, certain information with respect to the beneficial ownership of the common stock of our Company by each person who we know to be beneficial owner of more than 5% of any class or series of our capital stock, each of the directors and executive officers individually, and all directors and executive officers as a group. Unless otherwise indicated, each person named in this table has sole voting and investment power with respect to the shares beneficially owned.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	Hector Medina – CEO and Operating Manager	2,500,000	46%

Transfer Agent

We have engaged Manhattan Transfer Registrar Company to act as our stock registrar and transfer agent. Its address and telephone number is 2939 North 67th Place, Scottsdale, Arizona 85251, (480) 481-3940. Up until engaging our transfer agent, we have acted as our own transfer agent and registrar.

RELATED PARTY TRANSACTIONS

All transactions that are reportable pursuant to Item 404(d)(1) are disclosed in this section.

Since inception, the following transactions were entered into:

On April 15, 2009 the Company compensated The Mercer Group, Inc. (Andy Mercer as the sole officer and director of the Mercer Group, Inc.) as a Consultant for the initial fiscal year of the Company through an issuance of 500,000 of its common shares. The Company valued the past and present contribution of The Mercer Group, Inc services at $.001 per share. The Company acknowledges that The Mercer Group, Inc.’s contributions exceed the $500 in par valued shares that he has been provided as he has provided many hours in consulting, services as well as providing services relating to this Registration Statement, and assisting the Company in acquiring assets and the marketing of those assets.

The Company’s principal shareholder provides office space to the Company, on a month to month basis. The office space is not of material value to the Company and shall be available to the Company until such time as it needs and establishes its permanent office.

The Company has established its web site at: www.Productions-RA.com.

The Company has completed  Private Placement of 120,000 of its common shares to 11 individual shareholders, at a price of $.35 per share,  which provided $44,450 in cash to the Company as of September 30, 2009.

All current shareholders acquired their shares with the intent to hold the shares for investment purposes, and not with a view to further resale or distribution, except as permitted under exemptions from registration requirements under applicable securities laws. That means that they may not sell such securities unless they are either registered with the sec and comparable agencies in the states or other jurisdictions where the purchasers reside, or are exempted from registration. The most widely used exemption from registration requirements is provided by sec Rule 144, which requires a six month holding period prior to resale, and limits the quantities of securities that can be sold during any 90 day periods.

The certificate has been issued with a restrictive legend required with respect to issuance of securities pursuant to exemptions from registration requirements under the Securities Act and the recipient acknowledged his understanding that the shares are restricted from resale unless they were either registered under the Securities Act and comparable state laws, or the transaction was effected in compliance with available exemptions from such registration requirements.

It is contemplated that we may enter into certain transactions with our sole director, Hector Medina, or affiliates which may involve conflicts of interest in that they will not be arms’ length transactions. We presently have no permanent office facilities but for the time being we will use as our business address the offices of Mr.  Medina the operating manager, on a rent free basis, until such time as our business operations may require more extensive facilities and we believe it an appropriate time to rent commercial office space. There is presently no formal written agreement for the use of such facilities, and no assurance that such facilities will be available to us on such a basis for any specific length of time.

All future transactions between us and our officers, directors or 5% shareholders, and their respective affiliates, will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of any independent, disinterested directors.

There are currently no related party transactions between  Medina or Wilcox affiliates and R & A other than those disclosed herein. Further, R & A has not had any preliminary contact or discussions with Wilcox or  Medina affiliates and there are no present plans, proposals, arrangements or understandings with these companies to enter into any future transactions.

DISCLOSURE OF PAYMENT OF SERVICES WITH SHARES OF COMMON STOCK

The Mercer Group, Inc., for compensation for services rendered, received 500,000 common shares valued at $.001 per share for a total value of $500.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation contains provisions permitted under General Corporation Laws of Nevada relating to the liability of directors. The provisions eliminate a director’s liability to stockholders for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, including the breach of a director’s duty of loyalty or acts or omissions, which involve intentional misconduct, or a knowing violation of law. Our certificate of incorporation also contains provisions obligating us to indemnify our directors and officers to the fullest extent permitted by General Corporation Laws of Nevada. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

We are subject to the State of General Corporation Laws of Nevada. In general, the statute prohibits a publicly held Nevada corporation from engaging in a business combination with a person who is an interested stockholder for a period of three years after the date of the transaction in which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates, owns, or, within three years prior to the proposed business combination, did own 15% or more of our voting stock. The statute could prohibit or delay mergers or other takeovers or change in control attempts and accordingly, may discourage attempts to acquire us.

As permitted by Nevada law, we intend to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to exceptions. In addition, our bylaws provide that we are required to indemnify our officers and directors, employees and agents under circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we would be required to advance expenses to our officers and directors as incurred in proceedings against them for which they may be indemnified. The bylaws provide that we, among other things, will indemnify officers and directors, employees and agents against liabilities that may arise by reason of their status or service as directors, officers, or employees, other than liabilities arising from willful misconduct, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. At present, we are not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of ours in which indemnification would be required or permitted. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

We have agreed to the fullest extent permitted by applicable law, to indemnify all our officers and directors.

We undertake the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

REPORTS TO SECURITY HOLDERS

R & A is not a reporting issuer under the Securities Exchange Act of 1934. As a result of this offering, we will become subject to the informational requirements of the 1934 Act for a period of at least one fiscal year.

FINRA requires that all issuers maintaining quotations of their securities on the OTC Bulletin Board file periodic reports under the 1934 Act. In order to maintain such a quotation, we will have to register our securities under the 1934 Act on form 8-A or form 10.

We may cease filing periodic reports with the Securities and Exchange Commission if:

•

WE HAVE LESS THAN 300 STOCKHOLDERS OF RECORD; OR

•

WE HAVE LESS THAN 500, BUT MORE THAN 300, STOCKHOLDERS OF RECORD, AND OUR TOTAL ASSETS DID NOT EXCEED $10 MILLION ON THE LAST DAY OF EACH OF OUR THREE MOST RECENT FISCAL YEARS

Because of the requirement that we file periodic reports in order to have our common stock quoted on the OTC Bulletin Board, we do not intend to suspend our reporting obligations in the foreseeable future.

The public may read and copy any materials that we file with the Commission at the Commission’s Public Reference Room at 100 F St,, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.

We intend to furnish to our stockholders annual reports containing financial statements audited and reported upon by our independent accounting firm, and such other periodic reports as we may determine to be appropriate or as may be required by law.

AUDITED FINANCIAL STATEMENTS

R & A PRODUCTIONS, INC.

TABLE OF CONTENTS

September 30, 2009

Larry O'Donnell, CPA, P.C.

Telephone (303) 745-4545

2228 South Fraser Street Unit I

Fax (303) 369-9384

Email larryodonnellcpa@msn.com

Aurora, Colorado    80014

www.larryodonnellcpa.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

R & A, Productions, Inc.

I have audited the accompanying balance sheet of R & A, Productions, Inc. as of September 30, 2009, and the related statements of operations, changes in stockholders’ equity and cash flows for the period from inception, March 13, 2009 through September 30, 2009.  These financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of , Inc. as of September 30, 2009, and the results of its operations and its cash flows for the period from inception, March 13, 2009 through September 30, 2009., in conformity with generally accepted accounting principles in the United States of America.

Larry O’Donnell, CPA, PC

January 28, 2010

R & A PRODUCTIONS, INC

BALANCE SHEET

AUDITED

From Inception ( March 13, 2009) to September 30, 2009

September 30, 2009

Assets

Current Assets
Cash	$8,100
Accounts Receivable	0
Total Current Assets	8,100

Other
Film Equipment	25,500
Furniture & Computer Equip.	38,000

Accumulated Depreciation	(2,008)
Total Other Assets	61,492

Total Assets	69,592

Liabilities And Equity

Current Liabilities
Estimated cost to complete film	6,000
Accrued income tax payable	2,074
Total Current Liabilities	8,074

Total Liabilities	8,074

Stockholders Equity

Common Stock $.001 Par Value 75,000,000 Shares Authorized 5,432,764 shares issued and outstanding	5,433

Paid in Capital	44,330
Retained Earnings	11,755
Total Stockholders Equity	61,518

Total Liabilities And
Stockholders Equity	$69,592

See accompanying summary of accounting policies and notes to consolidated financial statements

R & A PRODUCTIONS, INC

STATEMENT OF OPERATIONS

AUDITED

From Inception ( March 13, 2009) to September 30, 2009

September 30, 2009
Revenue

Sales	$38,500

Total Income	38,500

Ordinary Income\Expenses
Depreciation	2,008
Shares issued for services	3,004
Share issued for film assets	2,309

Film	4,000
Cost to Complete Film	6,000
General & Admin	310
Professional Fees	6,500
Other Expenses	540

Total Expenses	24,671

Net Income Before Provision for Income Taxes	13,829

Provision for Income Taxes	2,074

Net Income	11,755

Net Earnings Per Share	.002

Weighted Average Shares Outstanding	5,189,427

See accompanying summary of accounting policies and notes to consolidated financial statements

R & A PRODUCTIONS, INC

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

AUDITED

From Inception ( March 13, 2009) to September 30, 2009

	Common Stock
	Number of		Additional	Retained	Total
	Shares	Amount	Paid in Capital	Earnings	Equity

Beginning balance, April 7, 2009	0	0	0	0	0

Issuance of common stock to founder for services in lieu of salary, April 10, 2009	2,504,200	2,504	-		2,504

Issuance of common stock for marketing services, April 15, 2009	500,000	500			500

Issuance of common stock to acquire “Business success” series, April 15, 2009	406,764	407			407

Issuance of common stock to acquire film assets, April 23, 2009	1,901,800	1,902			1,902

Issuance of common stock, private placement, July 2009	120,000	120	44,330		44,450

Net income for the period ended September 30, 2009				11,755	11,755
Balance, September 30, 2009	5,432,764	5,433	44,330	11,755	61,518

See accompanying summary of accounting policies and notes to consolidated financial statements

R & A PRODUCTIONS, INC

STATEMENT OF CASH FLOW

AUDITED

From Inception ( March 13, 2009) to September 30, 2009

September 30, 2009

Net Income	$11,755

Adjustments to Reconcile Net Income (Loss) To Net Cash Used in Operating Activities:
From Operations
Shares issued film assets	2,309
Depreciation	2,008
Shares issued for services	3,004
Increase in estimated costs to complete film	6,000
Increase in Accrued taxes	2,074

Net Cash Provide by Operating Activities	27,150

Investing Activities
Film Equipment	(25,500)
Furniture & Equipment	(38,000)

Net Cash Provided by Investing Activity	(63,500)

Cash Flow from Financing Activities
Capital Stock	44,450

Net Cash Used by Financing Activities	44,450

Increase in Cash	8,100

Cash at Beginning	0

Cash at End	$8,100

See accompanying summary of accounting policies and notes to consolidated financial statements

R & A PRODUCTIONS INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2009

NOTE A - SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

BUSINESS AND BASIS OF PRESENTATION

R&A Productions Inc. ("Company" or "R&A Productions") was formed on March 13, 2009 under the laws of the State of Nevada.

R&A Productions is a Film Production and distribution Company.

LIQUIDITY

As shown in the accompanying financial statements, the Company incurred a net income of $11,755 from its inception to September 30, 2009. The Company's current assets were $8,100 and the total assets were $69,592 and its liabilities were $8,074. The Company’s assets exceeded its liabilities by $61,518. (see Note B).

ESTIMATES

The preparation of the financial statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

REVENUE RECOGNITION

The Company recognizes revenue when earned in accordance with SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101").

On December 17, 2003, the SEC staff released Staff Accounting Bulletin (SAB) No. 104, Revenue Recognition. The staff updated and revised the existing revenue recognition in Topic 13, Revenue Recognition, to make its interpretive guidance consistent with current accounting guidance, principally EITF Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables." Also, SAB 104 incorporates portions of the Revenue Recognition in Financial Statements - Frequently Asked Questions and Answers document that the SEC staff considered relevant and rescinds the remainder. The company's revenue recognition policies are consistent with this guidance; therefore, this guidance will not have an immediate impact on the company's consolidated financial statements.

CASH EQUIVALENTS

The Company considers cash on hand, deposits in banks, and short-term investments purchased with an original maturity date of three months or less to be cash and cash equivalents. The carrying amounts reflected in the balance sheets for cash and cash equivalents approximate the fair values due to short maturities of these instruments.

INCOME TAXES

The Company has adopted Financial Accounting Standard No. 109 (SFAS 109) which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using straight-line methods over the estimated useful lives of the assets, principally three to five years, or the term of the lease, if shorter, for leasehold improvements.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company has adopted Statement of Financial Accounting Standards No. 144 (SFAS 144). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undercounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

COMPREHENSIVE INCOME

Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income," establishes standards for reporting and displaying of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company does not have any items of comprehensive income in any of the periods presented.

SEGMENT INFORMATION

The Company adopted Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131"). SFAS establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision making group, in making decisions how to allocate resources and assess performance. The information disclosed herein, materially represents all of the financial information related to the Company's principal operating segment.

EARNINGS PER SHARE

The Company has adopted Statement of Financial Accounting Standard No. 128, "Earnings Per Share," specifying the computation, presentation and disclosure requirements of earnings per share information. Basic earnings per share have been calculated based upon the weighted average number of common shares outstanding. Stock options and warrants have been excluded as common stock equivalents in the diluted earnings per share because they are either anti-dilutive, or their effect is not material.

STOCK BASED COMPENSATION

The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees", and related interpretations, in accounting for its stock option plans. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation", established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No.123, the Company has elected to continue to apply the intrinsic value-based method of accounting described above, and has adopted the disclosure requirements of SFAS No. 123 which are included in Note 17. The Company has also adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the year ended September 30, 2009 and for the subsequent periods.

 CONCENTRATIONS OF CREDIT RISK

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with high credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company periodically reviews its trade receivables in determining its allowance for doubtful accounts. The allowance for doubtful accounts was $0 as of September 30, 2009.

ADVERTISING

The Company follows a policy of charging the costs of advertising to expenses incurred. The Company incurred advertising expenses of $0 and $0 during the year ended September 30, 2009.

NEW ACCOUNTING PRONOUNCEMENTS

In May 2009, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Codification Topic No. 855, Subsequent Events. This guidance establishes general standards of accounting for and, disclosure of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It sets forth (i) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (ii) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and (iii) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. The guidance is effective for interim or annual financial periods ending after June 15, 2009 and was adopted with no material effect on the Company's statement of financial condition or results of operations.

In June 2009, the FASB issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles a replacement of FASB Statement No. 162" (“SFAS 168").  Under SFAS 168, the FASB Accounting Standards Codification (Codification) will become the sole source of authoritative U.S. GAAP to be applied by non-governmental entities.  SFAS 168 is effective for the financial statements issued for interim and annual periods ending after September 15, 2009.  The adoption will have no material impact on the Company’s financial statements but will require that interim and annual filings include references to the Codification.

In June 2009, the FASB issued Accounting Standards Codification Topic No. 105-10, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles ("ASC 105-10"). This guidance establishes the FASB Accounting Standards Codification (the "Codification") as the source of authoritative accounting principles  recognized by the FASB to be applied by nongovernmental entities in  the preparation of financial statements in conformity with U.S. GAAP.  Rules and interpretive releases of the SEC under authority of federal  securities laws are also sources of authoritative U.S. GAAP for SEC  registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates ("ASUs"). The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the basis for conclusions on the change(s) in the Codification. References made to FASB guidance throughout this document have been updated for the Codification.

In October 2009, the FASB issued Accounting Standards Codification Topic No. 605, Multiple-Deliverable Revenue Arrangements. This guidance establishes a selling price hierarchy for determining the selling price of a deliverable and expands the disclosures required for multiple-deliverable revenue arrangements. This guidance is effective for revenue arrangements that are entered into or are materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. The Company is currently evaluating the impact of adopting this guidance on its results of operations and financial position.

NOTE B - PROPERTY AND EQUIPMENT

Property and equipment at September 30, 2009 consists of the following:

Property and Equipment
Computers and Equipment and furniture	38,000
Film Equipment	25,500
Property and Equipment	$ 63,500
Accumulated depreciation	(2,008)
Property and Equipment less depreciation	$ 61,492

NOTE C - INCOME TAXES

The Company has adopted Financial Accounting Standard No. 109 which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

The Company has made provision for accrued taxes of $2,074.00 for the year ended September 30, 2009, based on a 15% tax rate.

NOTE D - EARNINGS PER SHARE

Basic earnings per share is calculated using the weighted average number of common shares outstanding during each year.  Diluted earnings per share includes the net number of shares that would be issued upon the exercise of stock options using the treasury stock method.  Options are not considered in loss years as they would be anti-dilutive.  There are no shares with a dilutive impact for the year ended September 30, 2009.

NOTE E - CAPITAL STOCK

CONVERTIBLE PREFERRED STOCK

The Company currently has not authorized any class of Preferred stock.

COMMON STOCK

The Company is authorized to issue 75,000,000 shares of common stock, par value .001 per share. At the twelve months ended September 30, 2009 there were 5,432,764 shares of common stock issued and outstanding.

On April 10, 2009 the Company issued 2,500,000 share of restricted 144 stock to its CEO and Director, Hector Medina at par value for services rendered to the Company in lieu of salary. Another 4,200 shares were issued as gifted stock. On April 15, 2009 the Company entered into a contract with BW Acquisition, Inc. whereby it acquired the rights to its software business course for the par value of stock issued. Per the contract 406,764 shares of common stock were dividend to the shareholders of BW Acquisition, Inc. Also on April 15, 2009 500,000 shares of common stock were issued for a marketing distribution agreement. On April 23, 2009, 1,901,800 shares of common stock were issued as part of a contractual agreement for the non exclusive rights to the film “Trestles”.

In July of 2009 the Company initiated a Private Reg D 506 Offering for the sale of 735,000 shares of common stock. To September 30, 2009 the Company sold 120,000 shares of its common stock for a total of $44,450.

NOTE F - COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENTS

The Company does not lease any office space; it uses space provided by its Chief Executive.

EMPLOYMENT AND CONSULTING AGREEMENTS

To September 30, 2009 the Company entered into an agreement with its Chief Executive Officer, hector Medina, where he was compensated for service rendered by the issuance of 2,500,000 shares of the Company’s common stock at the par value of $.001.

In April of 2009 500,000 share of common stock at the par value of $.001 per share were issued to Andrew Mercer as part of a Film Marketing Distribution agreement.

PURCHASE AGREEMENTS

On June 7, 2009 the Company acquired the film TIES from S Buiz, Inc. The Company agreed to fund the completion of the film upon further capitalization. In addition the Company was to assist in the completion of the film. S Buiz, Inc. is to be paid a royalty of $1.00 per copy of all DVDs sold and 20% of any net profits from other film sales.

On June 29, 2009 Future Films, Inc. purchased the rights to the Film “TIES” for a price of $50,500. $25,500 was paid upon the signing of the contract as a non-refundable payment. $25,000 is due upon the completion of the film. The revenue from the final payment of $25,000 will be recognized upon receipt of the funds and the delivery of the film. Because the payment of $25,500 was a non-refundable payment the Company recognized the revenue upon its receipt.

On April 23, 2009 the Company  purchased  from a related party the rights to the film “The Trestles” for $4,000 and 400,000 shares of the Company’s common stock. The Company sold the rights to Simplecraft for $13,000.00 (which was deemed per the contract to be non-refundable) and agreed to aid in the completion of the film upon further capitalization. Because the revenue was a non-refundable payment the Company recognized the revenue upon receipt.

On April 15, 2009 the Company acquired the rights to “Basics of Business Success” from BW Acquisition, Inc. for 406,764 shares of its common stock valued at par value.

 NOTE G - LITIGATION

In the ordinary course of business, we may be involved in legal proceedings from time to time. Although occasional adverse decisions or settlements may occur, we believe that the final disposition of such matters will not have material adverse effect on its financial position, results of operations or liquidity. We will seek to minimize disputes with our customers but recognize the inevitability of legal action in today's business environment as an unfortunate price of conducting business.

At this time there is no past or pending litigation.

NOTE H - SUBSEQUENT EVENTS

R&A PRODUCTIONS has sold an additional 50,000 shares of the Company’s 144 stock via it’s Private offering during the months of October, 2009 and January, 2010  . All of the Company’s efforts have been directed towards the completion of its registration statement, completion of current films and seeking marketing and distribution partners for the completion of its films.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

We were incorporated in Nevada on March 13, 2009 and we have elected, for the purpose of filing our Registration Statement with the SEC and preparing our audit, September 30, 2009 as our fiscal year end.

We are developers, financiers, producers and distributors of motion pictures and related entertainment products. We have been, initially, capitalized through the acquisition of Assets from our founding shareholder, outside producers, cash flows from the distribution of our film product and the proceeds from a Private Placement offering.

In our initial, approximately, four (6) months of operation we had Gross revenues of $38,500, derived primarily from the distribution of one (1) film, and total Operating Expenses of $24,671. Net Income was $11,755 after factoring a $2,074 provision for Income Taxes. It is the intention of the Company to continue to develop and distribute its entertainment Assets, however, there is no assurance the Company will continue to generate Net Income over the long term.

As of September 30, 2009 the Company had $8,100 of cash on hand, Total Assets of $69,592 and Total Current Liabilities of $8,074 of which its principal obligation was to complete two (2) of its motion pictures.

The Company believes that it has sufficient capital to operate over the next twelve (12) months.

Significant Accounting Policies and Estimates

Management’s Discussion and Analysis of Financial Condition and Results of Operations discusses the Company’s consolidated financial statements which have been prepared in accordance with accounting principals generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management bases its estimates and judgments on historical experiences and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Revenue Recognition

Revenue consists substantially of fees earned from movies and videos that we have interests in. We recognize revenue from a sale or licensing arrangement of a film when all of the following conditions are met: non-refundable payment for film rights per a contract, or; persuasive evidence of a sale or licensing arrangement with a customer exists; the film is complete and, in accordance with the terms of the arrangement, has been delivered or is available for immediate and unconditional delivery; the license period of the arrangement has begun and the customer can begin its exploitation, exhibition, or sale; the arrangement fee is fixed or determinable; and collection of the arrangement fee is reasonably assured.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires us to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Results of Operations

FOR THE PERIOD COMMENCING MARCH 13, 2009 (INCEPTION) TO SEPTEMBER 30, 2009

For the, approximately, four (6) months of initial operations ending September 30, 2009 Gross Revenues were $38,500. Revenues were, primarily, generated from the distribution of the rights to one film. Total Operating Expenses, for the period, were $24,671 consisting of $6,000 to complete one of its films and $5,313 as the cost for services rendered to the company from common stock issued at par value of $.001  per share and the acquisition of an asset from common stock issued at par value of $.001  per share. The balance being general expenses for certain marketing and distribution costs in connection with film product, web site design expenses and accounting charges.

 After factoring a provision for Income Tax of $2,074 the Company posted Net Income of $11,755 for its initial period of operation.

Liquidity and Capital Resources

As of the period ending September 30, 2009 the Company had cash on hand of $8,100, Total Current Assets of $8,100, Total Assets of $69,592, Total Current Liabilities of $8,074 and Total Stockholder’s Equity of $61,598. The Company’s cash was generated from revenue from its motion picture distribution, and proceeds from a Private Placement of its shares. The Company believes it has sufficient cash resources available to fund its primary operation for the next twelve (12) months. The Company has no, current, off balance sheet arrangements and does not anticipate entering into any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition. The Company has no agreements in place with its shareholders, officer and director or with any third parties to fund operations beyond the end of the Company’s 2010 fiscal year. The Company has not negotiated nor has available to it any other third party sources of liquidity.

Controls and Procedures

As required by SEC rules, we have evaluated the effectiveness of the design and operation of our disclosure controls and procedures at the end of our fiscal year. This evaluation was carried out under the supervision and with the participation of our principal manager who is both our Chief Executive Officer and our Chief Financial Officer.. Based upon this evaluation we have concluded that the design and operation of our disclosure controls and procedures are effective.

2,932,764 shares

R & A PRODUCTIONS, INC Common stock

Prospectus

February 11, 2010

R & A PRODUCTIONS, INC

146A Redwood Avenue

Carlsbad, CA 92008

www.Productions-RA.com

619-869-9981

Until ___________________________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.	Indemnification of Directors and Officers.

          The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the issuer are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

                    Section 145 of the Nevada General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

          The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Nevada General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

          The Nevada General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•   any breach of the director’s duty of loyalty to the corporation or its stockholders;

•   acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•   payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•   any transaction from which the director derived an improper personal benefit.

          The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

Item 25.    Other Expenses of Issuance and Distribution*

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

Amount
SEC registration fee	$10.00
Printing and shipping expenses	100.00
Legal fees and expenses	2,000.00
Accounting fees and expenses	11,000.00
Transfer agent and misc. expenses	1,750.00

Total	$14,860.00

*All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26.  Recent Sales of Unregistered Securities

The Company is authorized to issue 75,000,000 shares of common stock, par value .001 per share. At the twelve months ended September 30, 2009 there were 5,432,764 shares of common stock issued and outstanding.

On April 10, 2009 the Company issued 2,500,000 share of restricted 144 stock to its CEO and Director, Hector Medina at par value for services rendered to the Company in lieu of salary. On April 15, 2009 the Company entered into a contract with BW Acquisition, Inc. whereby it acquired the rights to its software business course for the par value of stock issued. Per the contract 406,764 shares of common stock were dividend to the shareholders of BW Acquisition, Inc. Also on April 15, 2009 500,000 shares of common stock were issued for a marketing distribution agreement. On April 23, 2009, 1,901,800 shares of common stock were issued as part of a contractual agreement for the non exclusive rights to the film “Trestles”. Another 4,200 shares were issued as gifted stock on August 11, 2009In July of 2009 the Company initiated a Private Reg D 506 Offering for the sale of 735,000 shares of common stock. To September 30, 2009 the Company sold 120,000 shares of its common stock for a total of $44,450. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since she agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

As of September 30, 2009 we sold 120,000 shares of common stock to 11 investors, at a price per share of $0.35 per share for net proceeds of $44,450. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Shareholder	Shares
Palumbos, Kevin	5000
Lane, Thomas	3000
Spexarth, James	20000
Howard E. Eriksen Family Trust	5000
Ludwig, Carl	10000
Matthews, Todd	10000
Baum, Kurt	10000
Cabb Enterprises	20000
Huff Family Revocable Trust	20000
Adamson, Leon	8000
Palumbos, Kevin	5000
Lane, Thomas	3000
Spexarth, James	20000
Howard E. Eriksen Family Trust	5000
Nelson, Thomas	10,000

The Common Stock issued in our Private Offering was issued pursuant to Reg D of the Securities Act of 1933.

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)

At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)

Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 27.	Exhibits Index.

The following exhibits marked are filed with this Registration Statement:

Number	Exhibit Name

3.1	Certificate of Incorporation of the Company (previously filed as Exhibit 3.1 to the Registrant's S-1 filed on February 16, 2010 and incorporated by reference herein).
3.2	By-Laws (previously filed as Exhibit 3.2 to the Registrant's S-1 filed on February 16, 2010 and incorporated by reference herein).
3.3	Articles of Incorporation (previously filed as Exhibit 3.3 to the Registrant's S-1 filed on February 16, 2010 and incorporated by reference herein).
4.1	Form of Common Stock Certificate (previously filed as Exhibit 4.1 to the Registrant's S-1 filed on February 16, 2010 and incorporated by reference herein).
5.1	Opinion of Brian R. Reiss, Attorney at Law regarding legality*
23.1	Consent of Larry O’Donnell, CPA, P.C.*

* Filed herewith

Item 28. Undertakings

The undersigned registrant undertakes:

(1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

                    I. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    II. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post effective amendment) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

                    III. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The registrant shall request acceleration  pursuant to  Rule  461 under the Securities Act and there insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Nevada law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of Carlsbad, CA., on March 19, 2010.

R & A PRODUCTIONS, INC

Dated: March 19, 2010	By:	/s/ Hector Medina
Hector Medina,
President, Chief Executive Officer, Secretary, Treasurer and Principal Financial Officer

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/S/ Hector Medina	President, Treasurer,secretary and Director	March 19, 2010
Hector Medina

/S/ Larry Wilcox	DIRECTOR	March 19, 2010
Larry Wilcox

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

EXHIBITS

TO

REGISTRATION STATEMENT

ON FORM S-1

UNDER

THE SECURITIES ACT OF 1933

R & A PRODUCTIONS, INC